SERVICER’S CERTIFICATE

IN ACCORDANCE WITH SECTION 6.09 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF FEBRUARY 28, 1998, THE MONEY STORE INVESTMENT CORPORATION REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1998-1 FOR THE DECEMBER 11, 2002 DETERMINATION DATE

1.	AVAILABLE FUNDS		$2,011,877.17
2.	(A)	AGGREGATE CLASS A CERTIFICATE
		PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	35,389,032.62
	(B)	AGGREGATE CLASS B CERTIFICATE
		PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	2,663,690.61
	(C)	AGGREGATE POOL PRINCIPAL BALANCE
		AS REPORTED IN THE PRIOR MONTH	38,052,723.23
3.	PRINCIPAL PREPAYMENTS RECEIVED DURING DUE PERIOD
	(A)	NUMBER OF ACCOUNTS	2
	(B)	DOLLARS	352,134.61
4.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED
		BY CURTAILMENTS RECEIVED DURING THE DUE PERIOD	2,697.54
5.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED
		BY ALL EXCESS AND MONTHLY PAYMENTS IN RESPECT OF
		PRINCIPAL RECEIVED DURING THE DUE PERIOD	192,572.58
5A.	RECOVERIES ON LIQUIDATED LOANS		9,835.71
6.	AGGREGATE AMOUNT OF INTEREST RECEIVED NET OF THE FTA's
		FEE, PREMIUM PROTECTION FEE, ADDITIONAL FEE AND PORTION
		PAYABLE TO REGISTERED HOLDERS	320,807.17
7.	(A)	AMOUNT OF MONTHLY ADVANCE	0.00
	(B)	AMOUNT OF COMPENSATING INTEREST	410.47
8.		DELINQUENCY AND FORECLOSURE INFORMATION
		(SEE EXHIBIT K)

Page 1 of 7	Series 1998-1

9.		PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY
		REALIZED LOSSES ON A LIQUIDATED LOAN		0.00
10.	(A)	CLASS A INTEREST DISTRIBUTION AMOUNT:
		(i) ACCRUED INTEREST	71,662.80
		(ii) SHORTFALL, IF ANY, ON A PRECEDING
		REMITTANCE DATE PLUS INTEREST	0.00
		(iii) CLASS A INTEREST DISTRIBUTION AMOUNT
		ADJUSTMENT	999.54
		ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT		72,662.34
				0.86812832
	(B)	CLASS B INTEREST DISTRIBUTION AMOUNT:
		(i) ACCRUED INTEREST	6,326.40
		(ii) SHORTFALL, IF ANY, ON A PRECEDING
		REMITTANCE DATE PLUS INTEREST	0.00
		(iii) CLASS B INTEREST DISTRIBUTION AMOUNT
		ADJUSTMENT	88.10
		ADJUSTED CLASS B INTEREST DISTRIBUTION AMOUNT		6,414.50
				1.01817460
	(C)	CLASS A PRINCIPAL DISTRIBUTION AMOUNT:
		(i) UNGUARANTEED PERCENTAGE OF PAYMENTS
		AND OTHER RECOVERIES OF PRINCIPAL	509,086.40
		(ii) PRINCIPAL PORTION OF THE UNGUARANTEED
		INTEREST PURCHASED FOR BREACH OF
		WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii) SUBSTITUTION ADJUSTMENTS	0.00
		(iv) UNGUARANTEED PERCENTAGE OF
		LOSSES THAT WERE LIQUIDATED	0.00
		(v) UNGUARANTEED PERCENTAGE OF SBA LOAN
		DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	0.00
		(vi) AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii) RECALCULATED PRINCIPAL ADJUSTMENT	0.00
		TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT		509,086.40
				6.08227479
	(D)	CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
		(i) UNGUARANTEED PERCENTAGE OF PAYMENTS
		AND OTHER RECOVERIES OF PRINCIPAL	38,318.33
		(ii) PRINCIPAL PORTION OF THE UNGUARANTEED
		INTEREST PURCHASED FOR BREACH OF
		WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii) SUBSTITUTION ADJUSTMENTS	0.00
		(iv) UNGUARANTEED PERCENTAGE OF
		LOSSES THAT WERE LIQUIDATED	0.00
		(v) UNGUARANTEED PERCENTAGE OF SBA LOAN
		DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	0.00
		(vi) AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii) RECALCULATED PRINCIPAL ADJUSTMENT	0.00
		TOTAL CLASS B PRINCIPAL DISTRIBUTION AMOUNT		38,318.33
				6.08227460
11.	(A)	AMOUNT AVAILABLE IN THE SPREAD ACCOUNT
		IN CASH AND FROM LIQUIDATION OF
		PERMITTED INSTRUMENTS		1,218,656.91
	(B)	TRANSFER FROM SPREAD ACCOUNT TO CERTIFICATE
		ACCOUNT PURSUANT TO SECTION 6.02(b)(i)		0.00

Page 2 of 7	Series 1998-1

12.	(A)	AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE
		AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE	34,879,946.22
			416.72576129
	(B)	AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE
		AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE	2,625,372.28
			416.72575873
	(C)	POOL PRINCIPAL BALANCE AFTER DISTRIBUTIONS
		TO BE MADE ON THE REMITTANCE DATE	37,505,318.50
			416.72576111
13.	(A)	EXCESS SPREAD	97,569.61
	(B)	EXTRA INTEREST	122,761.20
	(C)	SPREAD BALANCE	1,218,656.91
	(D)	SPECIFIED SPREAD ACCOUNT REQUIREMENT	1,427,316.53
14.	(A)	WEIGHTED AVERAGE MATURITY	172.563
	(B)	WEIGHTED AVERAGE SBA LOAN INTEREST RATE	6.823%
15.	(A)	SERVICING FEE FOR THE RELATED DUE PERIOD	39,083.43
	(B)	PREMIUM PROTECTION FEE FOR THE RELATED DUE PERIOD	45,743.92
	(C)	AMOUNTS TO BE DEPOSITED TO THE EXPENSE ACCOUNT	1,902.64
16.	AMOUNT OF REIMBURSEMENTS PURSUANT TO:
	(A)	SECTION 5.04 (b)	0.00
	(B)	SECTION 5.04 (c)	0.00
	(C)	SECTION 5.04 (d)(ii)	978.78
	(D)	SECTION 5.04 (e)	0.00
	(E)	SECTION 5.04 (f)	41,721.68
17.	(A)	CLASS A REMITTANCE RATE	2.430%
	(B)	CLASS B REMITTANCE RATE	2.850%
18.	(A)	AGGREGATE PRINCIPAL BALANCE OF THE SUBSEQUENT SBA
		LOANS PURCHASED DURING THE PRIOR DUE PERIOD	0.00
	(B)	AMOUNT ON DEPOSIT IN THE PRE-FUNDING ACCOUNT AS OF THE END OF
		SUCH DUE PERIOD	0.00
Series 1998-1

19.	OTHER INFORMATION AS REQUESTED
	(A)	AMOUNT ON DEPOSIT IN SPREAD ACCOUNT AFTER ALL
		REQUIRED TRANSFERS ON SUCH REMITTANCE DATE	1,384,195.99
	(B)	SPREAD ACCOUNT EXCESS DISTRIBUTED TO SPREAD
		ACCOUNT DEPOSITOR PURSUANT TO SECTION 6.02(b) (iii)	0.00

I, Stephanie Callahan, Assistant Vice President, represent that The Money Store Investment Corporation complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1998 pertaining to Series 1998 — 1 in preparing the accompanying Servicer’s Certificate.

THE MONEY STORE INVESTMENT CORPORATION

BY:

STEPHANIE CALLAHAN ASSISTANT VICE PRESIDENT

Page 4 of 7	Series 1998-1

EXHIBIT K
DELINQUENCY AND FORECLOSURE INFORMATION

AS OF NOVEMBER 30, 2002

	RANGES	#	GROSS	GROSS	POOL	POOL
	(IN DAYS)	ACCOUNTS	AMOUNT	PCT	AMOUNT	PCT

SERIES 1998-1	1 TO 29	11	4,746,452.67	3.721%	1,336,887.73	3.565%
	30 TO 59	4	1,259,945.25	0.988%	314,986.46	0.840%
	60 TO 89	1	48,398.34	0.038%	12,099.55	0.032%
	90 TO 179	6	1,789,346.58	1.403%	442,632.48	1.180%
	180 TO 719	0	0.00	0.000%	0.00	0.000%
	720 AND OVER	0	0.00	0.000%	0.00	0.000%
	FORECLOSURE	0	0.00	0.000%	0.00	0.000%
	REO PROPERTY	0	0.00	0.000%	0.00	0.000%

	DELINQUENCY TOTALS	22	$7,844,142.84	6.150%	$2,106,606.22	5.617%
	OUTSTANDING	406	$127,572,339.99		$37,505,318.50
	FORECLOSURE/REO
	180 - 719	0	0.00		0.00

Page 5 of 7	Series 1998-1

SERIES 1998-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii) is provided for each Class per $1,000 original dollar amount as of the Cut-Off Date.

SUBCLAUSE		CLASS A	CLASS B	POOL

(ii)		423	423	423
(iii)		—	—	4
(iv)		—	—	0
(v)		—	—	2
(x)(a & b)	(i)	1	1	1
	(ii)	0	0	0
	(iii)	0	0	0
	total	1	1	1
(c & d)	(i)	6	6	6
	(ii)	0	0	0
	(iii)	0	0	0
	(iv)	0	0	0
	(v)	0	0	0
	(vi)	0	0	0
	(vii)	0	0	0
	total	6	6	6
(xii)		417	417	417
Series 1998-1

THE MONEY STORE INVESTMENT CORPORATION

TMS SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES

SERIES 1998-1, CLASS A & B

EXHIBIT A

1.	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Page 7 of 7	Series 1998-1